Exhibit 10(ai)

THIRD AMENDMENT TO LOAN AGREEMENT AND ALLONGE

TO PROMISSORY NOTE

This Third Amendment to Loan Agreement and Allonge to Promissory Note (this “Amendment”) is made effective August 9 2005, by and between Pinnacle Data Systems, Inc. (“Borrower”), and KeyBank National Association, a national banking association (“Lender”).

BACKGROUND INFORMATION

A. On November 19, 2003, Lender made a loan to Borrower in the principal amount of up to $5,000,000 (the “Loan”) pursuant to a Business Loan Agreement (Asset Based) (the “Original Loan Agreement”), as amended by an Amendment to Loan Agreement and Allonge to Promissory Note dated the same date (the “First Amendment”). On May 12, 2004, Lender and Borrower entered into a Second Amendment to Loan Agreement (the “Second Amendment”). The Original Loan Agreement, as amended by the First Amendment and the Second Amendment, are sometimes referred to hereinafter, collectively, as the “Loan Agreement”. The Loan is evidenced by a Promissory Note (the “Note”) dated December 28, 2004, in the principal amount of $6,000,000, which increased the amount of the loan from $5,000,000 to $6,000,000. Borrower has also granted Lender a security interest in all of Borrower’s personal property pursuant to a Security Agreement dated the same date as the Original Loan Agreement (the “Security Agreement”). The Loan Agreement, the Note, the Security Agreement, and any other agreements between Lender and Borrower relating to the Loan are sometimes referred to hereinafter, collectively, as the “Loan Documents” and, individually, as a “Loan Document”. The terms defined in the Loan Agreement shall be used in this Amendment, and have the same meaning as defined in the Loan Agreement, unless a term is otherwise defined in this Amendment. To the extent that there are any inconsistencies between the provisions of this Amendment and the provisions of the Loan Agreement, or any of the other Loan Documents, then the applicable provisions of this Amendment shall control and supercede the inconsistent provisions of the Loan Agreement, or any of the other Loan Documents.

B. The Borrower and Lender desire to make certain amendments to the Loan Agreement and the Note. Accordingly, Lender and Borrower have agreed to enter into this Amendment.

STATEMENT OF AGREEMENT

The parties to this Amendment acknowledge the accuracy of the foregoing Background Information and for adequate consideration received, receipt of which is hereby acknowledged, hereby agree as follows:

§1. Acknowledgement. Except as otherwise specifically set forth in this Amendment, the Loan, and all other obligations of Borrower under the Loan Documents, shall remain as currently set forth in the Loan Agreement and the other Loan Documents and nothing in this Amendment shall alter, modify, limit, or impair any of the rights, powers, or remedies that Lender may have under the Loan Agreement or any of the other Loan Documents.

§2. Obligation to Repay Loan. Borrower acknowledges that as of the effective date of this Amendment the outstanding principal balance of the Loan is $3,559,126.37. Borrower hereby reaffirms its obligation to repay the Loan in full.

§3. Compliance with Loan Documents. Borrower shall comply with all of the terms and provisions of the Loan Agreement and the other Loan Documents, as modified by this Amendment.

§4. No Waiver of Rights. Except as expressly set forth herein, nothing contained in this Amendment shall be deemed a waiver of any of the rights and remedies of Lender, at law or in equity, or under the Loan Agreement or the other Loan Document, or under any other agreement evidencing, securing, governing, or pertaining to any obligations evidenced by such Loan Documents.

§5. Borrower Representations and Warranties. Borrower represents and warrants to Lender that: (a) Borrower has the power and authority to execute and deliver this Amendment; (b) the officer executing this Amendment on behalf of Borrower has been duly authorized to execute and deliver the same and to bind Borrower with respect to the provisions of this Amendment; (c) the execution by Borrower of this Amendment and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the Articles of Incorporation or Code of Regulations of Borrower or any law applicable to Borrower and will not result in the breach of any provision of or constitute a default under any agreement, instrument, or document binding upon or enforceable against Borrower; and (d) this Amendment, the Loan Agreement, and the other Loan Documents constitute valid, legal, binding, and enforceable obligations of Borrower in every respect, subject to applicable bankruptcy, insolvency, reorganization, and other similar laws affecting creditors’ rights generally, to general equitable principles, and to applicable doctrines of commercial reasonableness.

§6. Loan Fee. In consideration for Lender agreeing to enter into this Amendment, Borrower shall pay to Lender a fee of $2,500.

§7. Unused Line of Credit Fee. Borrower shall pay to Lender an unused line of credit fee equal to 0.125% per annum on the amount of the Loan not used for cash borrowings. Such fee shall be payable quarterly in arrears on the first Business Day of each calendar quarter. Such fee shall be calculated based on the average cash borrowings of Borrower for each calendar quarter.

§8. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) At the beginning of the Loan Agreement, the reference to the principal amount of the Loan being “$5,000,000” is hereby deleted and is replaced with the new principal amount of “$11,000,000.”

(b) The defined term “Expiration Date” is hereby deleted in its entirety and is replaced with the following:

Expiration Date. The words “Expiration Date” mean May 15, 2007.

(c) The defined term “Borrowing Base” is hereby deleted in its entirety and is replaced with the following:

Borrowing Base. The words “Borrowing Base mean, as determined by Lender from time to time, the lesser of (1) $11,000,000 or (2) the sum of (a) 85.000% of the aggregate amount of Eligible Accounts, plus (b) 50.000% of the aggregate amount of Eligible Inventory (not to exceed in corresponding Loan amount based on Eligible Inventory of $5,500,000).

(d) In the Section of the Loan Agreement titled “FINANCIAL COVENANTS”, which was added to the Loan Agreement pursuant to the First Amendment, the defined terms “Operating Cash Flow” and “Fixed Charges” are hereby deleted in their entirety and are replaced with the following:

“Operating Cash Flow” shall mean net income after taxes and exclusive of extraordinary gains and losses, gains on the sale of fixed assets, and other income; plus depreciation, amortization, interest expense and lease expenses (provided that all lease expense payments made by Borrower for the lease of its headquarters located at 6600 Port Road,

Columbus, Ohio 43125 and 555 East Huntington Drive, Monrovia, California shall be excluded from the calculation of Fixed Charges), less dividends and distributions.

“Total Fixed Charges” shall mean the sum of interest expense, current maturities of long-term debt, current maturities of capital leases, lease expenses (provided that all lease expense payments made by Borrower for the lease of its headquarters located at 6600 Port Road, Columbus, Ohio 43125 and 555 East Huntington Drive, Monrovia, California shall be excluded from the calculation of Total Fixed Charges), preferred stock dividends, and Capital Expenditures (all calculated for the preceding twelve month period).

§9. (d) In the Section of the Loan Agreement titled “NEGATIVE COVENANTS”, which was added to the Loan Agreement pursuant to the First Amendment, the subsection titled “Consolidation, Merger, or Acquisition” is amended by increasing the amount of permitted Acquisitions in a calendar year from “$500,000” to “$1,000,000”.

§10. Amendment to Note. The Note is hereby amended as follows:

(a) The principal amount of the Note is hereby increased from $6,000,000 to $11,000,000 and any references in the Note to a principal amount of $6,000,000 are hereby amended and increased to $11,000,000.

(b) The maturity date of the Note is hereby extended from May 15, 2006, to May 15, 2007.

§11. Allonge. This Amendment shall be firmly affixed to and become an allonge to the Note.

§12. Fees and Expenses. Borrower hereby agrees to pay or reimburse to Lender all of its reasonable out-of-pocket expenses, including reasonable attorney’s fees and expenses, and filing expenses actually incurred by Lender in connection with this Amendment.

§13. Effect of Modification. Except as expressly modified by this Amendment, all of the terms and conditions of the Loan Agreement, and all of the other Loan Documents, as they may have been previously modified in writing, shall remain in full force and effect.

[Signatures on following page]

“WARNING—BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.”

LENDER:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ ROGER D. CAMPBELL
Roger D. Campbell, Senior Vice President

BORROWER:

PINNACLE DATA SYSTEMS, INC.

By:	/s/ MICHAEL R. SAYRE
Michael R. Sayre, Executive Vice President